RESTRICTED STOCK AGREEMENT
TERMS AND CONDITIONS
(Rev. 2006)
     These Terms and Conditions constitute a part of the Restricted Stock Agreement, dated as of the date set forth on the Signature Page to Restricted Stock Agreement Terms and Conditions made a part hereof (the “Signature Page”), concerning certain Restricted Shares issued by Complete Production Services, Inc., a Delaware corporation hereinafter referred to as “Company,” to the individual listed on the Signature Page, hereinafter referred to as “Holder.” These Terms and Conditions and the Signature Page are collectively referred to as the “Agreement.”
     WHEREAS, the Company wishes to afford the Holder the opportunity to own shares of its $0.01 par value Common Stock;
     WHEREAS, the Company wishes to carry out the Amended and Restated 2001 Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Restricted Shares provided for herein to the Holder as an inducement to enter into or remain in the service of the Company or an Affiliate of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Restricted Shares.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.
Section 1.1. Administrator
     “Administrator” shall mean the entity that conducts the administration of the Plan (including the issue of Restricted Shares) as provided therein, and generally shall refer to the Compensation Committee of the Board, unless and to the extent (a) the Board has assumed the authority for administration of all or any part of the Plan, or (b) the Compensation Committee has delegated the authority for administration of all or part of the Plan.
Section 1.2. Affiliate
     “Affiliate” shall mean any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control”

(including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
Section 1.3. Board
     “Board” shall mean the Board of Directors of the Company.
Section 1.4. Code
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 1.5. Common Stock
     “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.
Section 1.6. Company
     “Company” shall mean Complete Production Services, Inc., a Delaware corporation, or any successor corporation.
Section 1.7. Holder
     “Holder” shall mean shall mean the Holder issued Restricted Shares under this Agreement and the Plan and listed on the Signature Page.
Section 1.8. Exchange Act
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 1.9. Plan
     “Plan” shall mean the Complete Production Services, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended and/or restated from time to time.
Section 1.10. Restricted Shares
     “Restricted Shares” shall mean the Restricted Shares issued under this Agreement and the Plan and specified on the Signature Page, so long as such shares are subject to the Restrictions.

Section 1.11. Restrictions
     “Restrictions” shall mean the vesting requirements set forth on the Signature Page and Section 3.2, the forfeiture requirements set forth in Section 3.1 and the restrictions on sale or other transfer set forth in Section 3.3.
Section 1.12. Rule 16b-3
     “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
Section 1.13. Secretary
     “Secretary” shall mean the Secretary of the Company.
Section 1.14. Securities Act
     “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 1.15. Termination of Employment
     “Termination of Employment” shall mean the time when the Holder-employer relationship between the Holder and the Company or any Affiliate is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) terminations where there is a simultaneous reemployment, continuing employment of the Holder by the Company or any Affiliate, (ii) at the discretion of the Administrator, terminations which result in a temporary severance of the Holder-employer relationship, and (iii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or any Affiliate with the Holder. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Affiliate has an absolute and unrestricted right to terminate the Holder’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.
ARTICLE II.
ISSUANCE OF RESTRICTED SHARES
Section 2.1. Issuance of Restricted Shares
     Effective as of the Issuance Date set forth on the Signature Page, the Company irrevocably issues to the Holder the number of Restricted Shares set forth on the Signature Page, subject to the Restrictions and the other terms and conditions set forth in this Agreement.
Section 2.2. Consideration to Company
     In partial consideration of the issuance of the Restricted Shares by the Company, the Holder (i) agrees to render faithful and efficient services to the Company or its any Affiliate, with such duties and responsibilities as the Company or any Affiliate shall from time to time prescribe, for a period of at least one (1) year from the date the Issuance Date, (ii) agrees not disclose or use, directly or indirectly, any proprietary or confidential information concerning the Company or any Affiliate so long as such information is proprietary and/or confidential, except any disclosure or use that is for the benefit of the Company or such Affiliate and is incidental to the Holder’s employment, and (iii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Nothing in the Plan or this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without good cause.
Section 2.3. Rights as a Stockholder
     Except as otherwise provided herein, effective as of the Issuance Date set forth on the Signature Page, the Holder shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions. Thus, the Holder shall have the right to vote the Restricted Shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares (subject to Section 3.4).
ARTICLE III.
RESTRICTIONS ON SHARES
Section 3.1. Restrictions.
     Upon Holder’s Termination of Employment, all Restricted Shares outstanding as of such Termination of Employment shall be automatically forfeited and cancelled, without payment of any consideration therefore, effective as of the date of such Termination of Employment. By resolution, the Administrator may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions (including without limitation, the Administrator may accelerate vesting) at any time or from time to time.
Section 3.2. Lapse of Restrictions.
     The Restrictions shall lapse and the Restricted Shares shall vest in accordance with the Vesting Schedule set forth on the Signature Page, conditioned upon the Holder’s continued employment or service with the Company through the applicable effective date of vesting. The vesting of the Restricted Shares and the removal of the Restrictions with respect to such Restricted Shares shall cease upon the Holder’s Termination of Employment.
Section 3.3. Restrictions on Transfer.
     Holder shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign any Restricted Shares, or any rights with respect thereto. Neither the Restricted Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.

Section 3.4. Assets or Securities Issued With Respect to the Restricted Shares.
     Any and all cash dividends paid on the Restricted Shares and any and all shares of Common Stock, capital stock or other securities or other property received by or distributed to Holder with respect to, in exchange for or in substitution of the Restricted Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Restrictions until such restrictions lapse or are removed pursuant to this Agreement or action by the Administrator. In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Restricted Shares, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Restricted Shares shall also be subject to the Restrictions until such Restrictions lapse or are removed pursuant to this Agreement or by action of the Administrator. Any such assets or other securities received by or distributed to Holder with respect to, in exchange for or in substitution of any Restricted Shares shall be immediately delivered to the Company to be held in escrow pursuant to Section 3.5.
Section 3.5. Escrow of Shares.
     (a) The Secretary of the Company or any other person designated by the Administrator shall retain physical custody of any certificates representing the Restricted Shares, or shall maintain an account for Holder evidencing the issuance of such Restricted Shares, in escrow until and to the extent (i) such Restricted Shares have vested and all Restrictions have been removed or lapsed as to such shares under this Agreement, or (ii) such Restricted Shares have been forfeited and cancelled pursuant to Section 3.1. To ensure the delivery of Holder’s Restricted Shares upon forfeiture, Holder hereby appoints the Secretary of the Company or any other designated escrow agent as Holder’s attorney-in-fact to assign and transfer unto the Company (or such designee), such Restricted Shares, if any, pursuant to Section 3.1.
     (b) The Secretary, or other escrow agent, shall not be liable for any act he or she may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of his or her judgment.
Section 3.6. Vested Shares — No Restrictions.
     (a) As and to the extent the Restricted Shares vest in accordance with the terms of this Agreement and the Signature Page, the Restrictions on such shares shall lapse and, subject to compliance with Section 3.6(b), vested Restricted Shares shall be released from any escrow and delivered to the Holder or for the benefit of his or her account without the legend referenced in Section 3.7. Such vested shares shall cease to be considered Restricted Shares subject to the terms and conditions of this Agreement, and shall be shares of Common Stock of the Company free of all Restrictions.
     (b) Notwithstanding the foregoing Section 3.6(a), vested shares shall not be delivered to the Holder or for the benefit of or to his account unless and until the Holder shall have paid to the Company in cash or made provisions for payment through withholding against income, the full amount of all federal and state (or applicable foreign) withholding or other employment taxes applicable to the taxable income of the Holder resulting from the grant of the shares of Common Stock or the lapse or removal of the Restrictions.

Section 3.7. Restrictive Legends and Stop Transfer Orders.
     (a) Any share certificate(s) (or electronic entry) evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED SHARES AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
     (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
ARTICLE IV.
OTHER PROVISIONS
Section 4.1. Administration
     The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.
Section 4.2. Withholding Taxes
     Holder agrees that in the event the issuance of the Restricted Shares pursuant to this Agreement or the vesting of the Restricted Shares or the expiration or removal of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income or employment tax purposes is, in the opinion of the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax or the Company may withhold such amount from the Holder’s salary or from dividends deposited with the Company with respect to the Restricted Stock. The Committee, in its discretion, may also permit the withholding of vested shares of Common Stock in payment of the tax withholding obligation to the extent permitted by the Plan and provided such share withholding will not result in any adverse accounting consequences to the Company.

Section 4.3. Adjustment for Stock Split etc.
     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Restricted Shares, consistent with the terms of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Shares, to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, or in substitution of the Restricted Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
Section 4.4. Taxes Consequences; Section 83(b) Election
     Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Signature Page and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Restrictions applicable to such shares lapse. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Restrictions applicable to such shares lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase.
     HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.
Section 4.5. Conditions to Issuance of Stock Certificates or Electronic Delivery of the Shares
     The Restricted Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares of Common Stock that have then been reacquired by the Company. The Company shall not be required to issue, deliver any certificate or certificates or electronically deliver the Restricted Shares or portion thereof prior to fulfillment of all of the following conditions:
     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
     (b) The completion and continued availability of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
     (d) The receipt by the Company (or Affiliate) of all amounts which, under federal, state or local tax law, it is required to withhold upon the issuance of such shares; and

     (e) The lapse of such reasonable period of time following the Issuance Date set forth on the Signature Page as the Administrator may from time to time establish for reasons of administrative convenience.
Section 4.6. Limitations Applicable to Section 16 Persons.
     Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 4.7. Notices
     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.6 either party may hereafter designate a different address for notices to be given. Any notice, which is required to be given to the Holder, shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.7 Any notice shall be deemed duly given when delivered in person or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.8. Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 4.9. Construction
     This Agreement shall be administered, interpreted and enforced under the laws of the State of Texas.
Section 4.10. Conformity to Securities Laws
     Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.11. Arbitration
     This Section 4.11 shall only apply to Holder’s who are employed with the Company or any Subsidiary. In exchange for the Restricted Shares issued herein and the other promises exchanged herein, the parties agree to submit any and all disputes, claims or controversies arising out of, or relating to, Holder’s employment, to final and binding arbitration before the American Arbitration Association in accordance with its rules relating to the resolution of employment disputes, in effect at the time of the demand for arbitration. THE COMPANY AND THE HOLDER UNDERSTAND AND AGREE THAT BY AGREEING TO THE PROVISIONS OF THIS SECTION 4.11 THEY ARE WAIVING THEIR RIGHT TO A JURY OR COURT TRIAL.
     This Section 4.11 expressly applies to all claims arising out of and relating to Holder’s employment, including without limitation to, any claims of employment discrimination, harassment, retaliation and any other employment related claim. This Section 4.11 expressly applies, but is not limited, to claims brought under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Americans with Disabilities Act, the California Labor Code, the Texas Labor Code, the Fair Employment and Housing Act, and all other state and local laws. This Section 4.11 does not apply to those claims where expressly prohibited by law, such as claims arising under the National Labor Relations Act, claims for medical and disability benefits under applicable Workers’ Compensation statues and claims for unemployment benefits. Holders, officers, Board members and anyone else acting as an agent of the Company or any Affiliate are intended beneficiaries of this Section 4.11 and the parties agree that any claim against an intended beneficiary of this Section 4.11 arising out of or relating to Holder’s employment will be subject to this Section 4.11.
     This Section 4.11 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.
     The arbitration shall be held at the office of the American Arbitration Association in Harris County, Texas before a single neutral arbitrator. The Company shall assume responsibility for any costs payable to the American Arbitration Association in connection with the arbitration, including the costs and fees of the arbitrator. However, the arbitrator shall make such orders with respect to attorneys’ fees and other costs in accordance with applicable law.
     The award or decision of the arbitrator shall be final and binding on the parties and judgment on the arbitrator’s decision may be entered in any court having jurisdiction. Each of the parties consents to the exercise of personal jurisdiction over such person by such court and to the propriety of venue of such court for the purpose of carrying out this provision; and each waives any objections that such person would otherwise have to the same.
     This Section 4.11 shall in no way effect Holder’s or the Company’s right to seek emergency injunctive relief from a court of competent jurisdiction, which relief may remain in full force and effect pending the outcome of the arbitration proceedings.
     Notwithstanding the foregoing, the provisions of this Section 4.11 shall be deemed modified and/or superceded to the extent necessary to be consistent with any applicable terms contained in any employment agreement or other agreement between the Company and the Holder, which agreement shall take precedence over this Section 4.11.

Section 4.12. Amendments
     This Agreement may not be modified or amended in any way that adversely affects the Holder’s rights hereunder, except by an instrument in writing signed by the Holder and by a duly authorized representative of the Company.
Section 4.13. No Employment Rights
     Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and Affiliates, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
Section 4.14. Successors and Assigns
     The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

Signature Page to the Restricted Stock Award Agreement Terms and Conditions (2006)
Complete Production Services, Inc.
Amended and Restated 2001 Stock Incentive Plan

[Holder Name] Holder’s Tax ID #: [SSN]	[Street Address] [City, State, Zip, Country

Complete Production Services, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2001 Stock Incentive Plan (the “Plan”), hereby issues to you (“Holder”), shares of the Company’s common stock, par value $0.01, that are subject to restrictions on transfer (“Restricted Shares”) and the other terms and conditions contained in the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006) and the Plan.

Restricted Shares Issuance Date:

Total Restricted Shares:	shares
Vesting Schedule**:
The Restricted Shares shall vest and the Restrictions shall lapse in a series of three (3) equal annual installments on the following dates, provided Holder is still an employee on that vest date:

Shares	Vest Date

/ /

/ /

/ /
**The Restricted Shares will not vest and the Restrictions will not lapse under certain circumstances, including your Termination of Employment. See the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006).

You and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006), the Plan and this Signature Page, which together are a binding agreement. You acknowledge that you have read, understand and agree to be bound by the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006), this Signature Page and the Plan, including the provisions governing the resolution of all disputes between you and the Company through arbitration, the vesting and forfeiture of your Restricted Shares and the other restrictions contained therein.

COMPLETE PRODUCTION SERVICES, INC.	HOLDER

/s/ James F. Maroney James F. Maroney Vice President, Secretary and General Counsel	[Holder Name]

EXHIBIT A
CONSENT OF SPOUSE
     I,                               , spouse of                      (“Holder”), have read and approve the foregoing Restricted Stock Award Agreement Terms and Conditions (2006) and Signature Page thereto made by and between Complete Production Services, Inc. (the “Company”), and Holder, effective as of                               , 20      (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of the Company set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,	Signature of Spouse